UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

34175 Ardenwood Blvd.

Fremont, CA 94555

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment and Restatement of Certificate of Incorporation and Bylaws

On June 24, 2014, the amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”) of Ardelyx, Inc. (the “Company”), became effective, in connection with the closing of the initial public offering of shares of its common stock. As described in the Registration Statement on Form S-1 (File No. 333-196090), as amended (the “Registration Statement”), the Company’s Board of Directors and stockholders previously approved the amendment and restatement of the Company’s charter documents to be effective immediately prior to the closing of its initial public offering. The Charter and the Bylaws are the same form as the “form of” amended and restated certificate of incorporation and amended and restated bylaws filed as Exhibits 3.3 and 3.5 to the Registration Statement.

As amended and restated, the Charter and Bylaws contain provisions that, among other things:

•	authorize 300,000,000 shares of common stock;

•	delete all references to the various series of preferred stock that were previously authorized and instead create 5,000,000 shares of undesignated preferred stock with terms to be set by the board of directors, which rights could be senior to those of the Company’s common stock;

•	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	require the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•	allow the Company’s board of directors to alter the Company’s bylaws without obtaining stockholder approval;

•	eliminate the rights of stockholders to call a special meeting of stockholders and to take action by written consent in lieu of a meeting;

•	require the approval of at least 66 2/3% of the shares entitled to vote at an election of directors to adopt, amend or repeal the Company’s bylaws or repeal the provisions of the Company’s amended and restated certificate of incorporation regarding the election and removal of directors and the inability of stockholders to take action by written consent in lieu of a meeting;

•	permit removal of a director from office only for cause and only by the affirmative vote of at least 66 2/3% of the shares entitled to vote at an election of directors;

•	designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions, including derivative actions or proceedings brought on behalf of the Company or actions asserting claims of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or the Company’s stockholders; and

•	establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election.

The foregoing description of the Charter and Bylaws is qualified in its entirety by reference to the Charter and Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

Item 8.01 Other Events.

On June 24, 2014, the Company completed its initial public offering of 4,928,900 shares of its common stock at a price to the public of $14.00 per share, which includes the exercise in full by the underwriters of the offering of their option to purchase 642,900 additional shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Ardelyx, Inc.

3.2	Amended and Restated Bylaws of Ardelyx, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDELYX, INC.

Date: June 24, 2014	By:	/s/ Michael Raab
Michael Raab
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Ardelyx, Inc.

3.2	Amended and Restated Bylaws of Ardelyx, Inc.